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                                                                   Exhibit 10.32


                          CONTINUING CORPORATE GUARANTY

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PRINCIPAL AMOUNT:          Four Hundred Thirty-Five thousand One Hundred Dollars
                           ($435,100.00)

DEBTOR:                    London Radiosurgical Centres, Ltd.
                           154 Harley Street
                           London
                           United Kingdom

GUARANTOR:                 Neurotechnologies International, Inc.
                           2540 Shelter Island Drive, Suite F
                           San Diego, CA  92106

CREDITOR:                  Mobile PET Systems, Inc.
                           2540 Shelter Island Drive, Suite F
                           San Diego, CA  92106

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         For valuable consideration, Guarantor unconditionally guarantees and promises to pay Creditor, its successors or assigns, on demand in lawful U.S. currency, all debt of Debtor to Creditor, including that debt in the amount referred to above, as follows:

         1. MAXIMUM LIABILITY. Guarantor's liability shall include all debt and obligations owed by Debtor to Creditor, including (a) the Principal Amount set forth above; (b) all extensions and advances of principal or other sums to Debtor by Creditor (c) all interest owed by Debtor on the foregoing; (d) all Creditor's costs, expenses and attorneys fees, including any on appeal, in connection with the collection of the debt or the collection or sale of any collateral, whether there is a lawsuit; and (e) all other sums and obligations due to Creditor from Debtor. This limitation on liability is not a restriction on the amount of the debt of Debtor to Creditor either in the aggregate or at one time. If Creditor presently holds one or more guaranties from Guarantor of the debt of Debtor, the rights of Creditor under all guaranties shall be cumulative. Guarantor's liability will be the total of all sums due under all unterminated guaranties.

         2. DEBT. "DEBT" is used in its most comprehensive sense and includes all advances, debts, obligations, judgments and liabilities of Debtor, or any one or more of them, whenever made, incurred or created, whether voluntarily or however arising, whether due, absolute, contingent, liquidated or determined, whether Debtor may be liable individually, jointly with others, primarily, secondarily or as Guarantor, whether recovery on such debt may be or become barred by any statute of limitations, whether such debt may be or become otherwise unenforceable and whether such debt arises from transactions which may be voidable on account of infancy, insanity, ULTRA VIRES or otherwise.

         3. NATURE OF GUARANTORS UNDERTAKING. Guarantor's liability shall be open and continuous for so long as this Guaranty is in force. Guarantor intends to guarantee at all times the performance of all obligations of Debtor to Creditor referred to herein. Guarantor's liability will be enforceable against both the separate and community property of Guarantor whether now owned or hereafter acquired.

         4. CREDITOR'S DEALING WITH DEBTOR. Guarantor authorizes Creditor to deal with Debtor and Debtors sureties, endorsers and any other Guarantor(s), in any manner in which Creditor sees fit in connection with any debt of Debtor to Creditor, now or hereafter created, without any further consent or


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authorization from Guarantor. Creditor may make secured or unsecured loans to
Debtor, Creditor may extend the terms for payment, or alter the terms relating to the manner of payment, of any debt of Debtor; release any collateral given to Creditor by Debtor, with or without the substitution of new collateral; release or agree not to sue Debtors sureties, endorsers or other Guarantor on any terms it chooses; sue or fail to sue Debtor on any overdue debt or may realize or neglect to realize on any collateral held in connection therewith; all of the foregoing without the necessity of any notice to or consent from Guarantor and all without affecting Guarantor's liability hereunder.

         5. DURATION OF GUARANTY. This Guaranty will take effect when received by Creditor, without the, necessity of any acceptance by Creditor, and will continue in full force until such time as all debt and obligations of Debtor to Creditor and all debt and obligations of Guarantor hereunder are paid in full. This Guaranty shall bind Guarantors estate as to debt created both before and after Guarantor's death or incapacity.

         6. CREDITOR'S RIGHTS. Guarantor expressly waives presentment, protest, demand or notice of any kind, including notice of nonpayment of any of Debtor's debt or of any collateral thereto and notice of any action or inaction on the part of Debtor, Creditor or any surety, endorser or other Guarantor. On any default of Debtor on any obligation to Creditor, Creditor may, at its option, demand and be entitled to payment from Guarantor of the full amount of any part of the amount of Debtors debt to Creditor, and all sums due hereunder. If Guarantor shall not pay the sum demanded to Creditor, Creditor may proceed directly and at once against Guarantor to collect such sum without first proceeding against Debtor, or any surety, endorser or other Guarantor and without foreclosing on or selling or otherwise disposing of any collateral Creditor may have as security for any of Debtors debt. Creditors failure to make such demand at such time or so to proceed shall not relieve Guarantor of its obligations hereunder or in any sense constitute a waiver. Creditor shall have the right to demand and collect from Guarantor all or part of Debtors debt and failure of Creditor at any time to demand from Guarantor or to proceed to collect from Guarantor the full amount of Debtor's debt from Guarantor shall not preclude Creditor from later demanding or proceeding to collect from Guarantor any remaining debt of Debtor to Creditor covered by this Guaranty. In any action or suit against Guarantor to enforce this Guaranty, Creditor shall be entitled to recover from Guarantor, in addition to costs and disbursements allowed by law, a reasonable amount for Creditors attorneys' fees in such action or suit of appeal therefrom. Guarantor waives any applicable statute of limitations to the fullest extent permitted by law. If payment is made by Debtor on a debt guaranteed hereby and thereafter Creditor is forced to remit the amount of that payment to the Debtors trustee in bankruptcy or similar person under any federal or state bankruptcy law or law for the relief of debtors, the Debtor's debt shall be considered unpaid for the purpose of enforcement of this Guaranty. Guarantor waives any right to participate in any collateral, until all debt of Debtor to Creditor shall have been paid in full.

                  6.1. In addition to all liens on, and rights of setoff against the moneys, securities or other property of Guarantor given to Creditor by law, Creditor shall have a security interest in and a right of setoff against all moneys, securities and other property of Guarantor now or hereafter in Creditors possession, whether held in a general or special account or deposit, or for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand on or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on Creditor's part, or by any neglect to exercise such right of setoff or to enforce such security interest, or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Creditor.

                  6.2. If any one or more of Debtors or Guarantor are corporations or partnerships, it is not necessary for Creditor to inquire into the powers of Debtors or Guarantor or the officers, directors,


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partners or agents acting or purporting to act on their behalf, and any debt made or created in reliance on the professed exercise of such powers shall be guaranteed hereunder.

         7. SUBORDINATION. The debt of Debtor to Creditor, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or later acquire against Debtor, whether Debtor becomes insolvent, and Guarantor expressly subordinates any such claim Guarantor may have against Debtor, on any account whatsoever, to any claim that Creditor may now or hereafter have against debtor. Guarantor waives any defense arising by reason son of any disability or other defense of Debtor or by reason of the cessation of Debtors liability for any reason. Guarantor shall not have any right of subrogation until all debt of Debtor to Creditor shall have been paid in full. In the event of insolvency and consequent liquidation of the assets of Debtor, through bankruptcy, an assignment for the benefit of creditors, voluntary liquidation or otherwise, the assets of Debtor applicable to the payment of the claims of both Creditor and Guarantor shall be paid to Creditor and shall be first applied by Creditor to the debt of Debtor to Creditor. Guarantor hereby assigns to Creditor all claims which it may have or acquire against Debtor or any assignee or trustee in bankruptcy of Debtor.

         8. ASSIGNMENT OF GUARANTY Assignment by Creditor of all or part of the debt shall transfer to the assignee all benefits of this Guaranty as to the portion of the debt assigned. This Guaranty shall remain in effect in favor of the Creditor as to the portion of the debt not assigned.

         9. GUARANTOR. "GUARANTOR" includes all persons executing this Guaranty. The liability of all Guarantors shall be joint and several.

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         If any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions shall nevertheless remain effective. This Agreement shall inure to the benefit of and bind, as the case may require, Creditor, its successors and assigns, including the assignees of any credit guaranteed hereby, and Guarantees representatives, successors and assigns.


 THE UNDERSIGNED SPECIFICALLY ACKNOWLEDGES READING ALL TERMS OF THIS CONTINUING
              CORPORATE GUARANTY AND RECEIPT OF A TRUE COPY OF IT.


"GUARANTOR"


/s/ Paul Crowe
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PAUL J. CROWE                                          DATED: July 1, 2000